UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

CannaPharmaRX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-251016	27-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

Suite 3600, 888-3rd Street SW

Calgary, Alberta, Canada T2P 5C5

(Address of principal executive offices, including zip code)

(949) 652-6838

(Registrant’s Telephone Number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CPMD	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

This section describes the material provisions of the Purchase Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary and description of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 1.01 and is incorporated herein by reference. Our stockholders and other interested parties are urged to read the Purchase Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Purchase Agreement.

On November 22, 2023, CannaPharmaRX, Inc. (the “Company,” “we,” “our,” or “us”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among us and Amir Tal and Koze Investments LLC (the “Sellers”) whereby we acquired all of the Class B Member Interests in LTB Management, LLC, a Delaware limited liability company (“LTB”) from the Sellers (the “Transaction”).

Among other rights, the Class B Member Interests in LTB entitle us to all of the profits and losses of LTB. Consideration due to the Sellers under the Transaction consists of shares of our Class C Convertible Preferred Stock, par value $1.00 per share, each share of which is convertible into shares of our Common Stock, which represents a 33% ownership interest based on our fully-diluted capitalization immediately following the Transaction (which may be adjusted down to 28% or up to 45% depending on reaching or not reaching certain financial metrics; warrants to acquire up to 27,224,962 shares of common stock at $0.02 exercise price; and 13% secured promissory notes equal to $3,000,000, secured by the Class B Member Interests in LTB. Some of the Sellers and their principals have lent money to us. The manager of LTB is also the manager of Formosa Mountain Ltd., the lessor of a manufacturing facility to our wholly-owned subsidiary, 2323414 Alberta Ltd.

About LTB

Over the coming months, post-acquisition, LTB will continue to develop its e-commerce technology that will focus on the cannabis sector. This technology will support the development of an on-line catalogue. We have over 500 unique strains of the cannabis plants, all with different features.

Due to the high demand for the company's products, it is developing an online catalog to help customers choose the variety that suits them. The catalog will contain images, videos, and millions of data points from laboratory tests (such as cannabinoids and terpenes). The company will develop an AI mechanism for effective smart grading, management, and search functionalities.

In addition to the above-mentioned catalogue technology, the company plans to develop a revolutionary technology that will allow both us and our customers to perform inventory management in an efficient and economical way. The platform will enable any company customer to order cannabis batches from the company inventory or from the inventory of other users with excess at any given moment. LTB has been specializing in everything related to e-commerce technology and online deliveries for several years. In accordance with the regulation in each country, the company will help its local customers to set up online sales websites and home deliveries, which will increase their sales.

LTB has also successfully managed key social media channels like YouTube, Facebook, and Instagram, amassing a following of over 1.2 million. Drawing on this expertise, LTB aims to support us building a strong social media network for its brands, which will further drive top line revenues.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure from Item 1.01 is incorporated herein by reference.

2

Item 3.02	Unregistered Sale of Equity Securities.

In connection with the transactions described in Item 1.01, we are obligated to issue to the Sellers shares of our Class C Convertible Preferred Stock, par value $1.00 per share, each share of which is convertible into shares of our Common Stock, which represents a 33% ownership interest based on our fully-diluted capitalization immediately following the Transaction (which may be adjusted down to 28% or up to 45% depending on reaching or not reaching certain financial metrics); warrants to purchase up to 27,224,962 shares of our Common Stock in aggregate at $0.02 per share exercise price; and 13% secured promissory notes in amounts in aggregate of $3,000,000. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

Exhibit Number	Description
2.1	Amended and Restated Membership Interest Purchase Agreement, dated November 22, 2023
104	Cover Page Interactive Data File formatted in inline XBRL

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CANNAPHARMARX, INC.

December 6, 2023	By:	/s/ Dean Medwid
	Name: Title:	Dean Medwid CEO

4